UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2010, SCB Building, LLC (“Seller”), an affiliate of Tigrent Inc. (the “Company”), entered into a loan purchase agreement (the “Agreement”) with Sentinel Capital Partners, LLC (“Purchaser”). Pursuant to the terms of the Agreement, Seller agreed to sell to Purchaser a secured promissory note, dated November 1, 2005 and amended on January 4, 2006, in the original principal amount of $10,950,000, issued to Seller by 250 North Orange Avenue, LLC (the “Note”). In addition to the Note, Seller agreed to assign to Purchaser certain other rights and obligations related to the Note (collectively with the Note, the “Loan”). The purchase was subject to certain terms and conditions, including the completion to Purchaser’s reasonable satisfaction of a due diligence investigation related to the Loan. On September 30, 2010, the Purchaser completed its due diligence investigation and, based on the results of the investigation, the parties agreed on October 1, 2010 to reduce the purchase price for the Loan from $1,500,000 to $1,026,057.39.  No other provision of the Agreement was amended. All other terms and conditions to the purchase were satisfied or waived by the parties, and the purchase was completed on October 5, 2010.

In connection with the entry into the Agreement, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 29, 2010 (the “Initial Current Report”). The information previously reported in the Initial Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2010	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer